EXHIBIT 5.1

                      [EVERS & HENDRICKSON LLP LETTERHEAD]

                  April 17, 2000

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      FIDELITY CAPITAL CONCEPTS LIMITED, LEGALITY OF SHARES

Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                              Very truly yours,

                                              EVERS & HENDRICKSON, LLP



                                              By: /s/ Antoine M. Devine, Partner


cc:      Keith A Ebert